Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of Brera Holdings PLC

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Brera Holdings PLC (the “Company”) of our report dated May 15, 2026, relating to the consolidated financial statements as of and for the years ended December 31, 2025 and 2024, which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Reliant CPA PC
Reliant CPA PC

Newport Beach, CA
July 24, 2026